Exhibit 10.2

FORM OF XTRIBE VOTING AND SUPPORT AGREEMENT

This Xtribe Voting and Support Agreement (this “Agreement”) is made as of _________, 2024, by and among (i) WinVest Acquisition Corp., a Delaware corporation (“WinVest”), (ii) Xtribe P.L.C., a public limited company incorporated and registered in England and Wales with number 07878011 (“Xtribe PLC”), (iii) Xtribe Group, LLC, a Delaware limited liability company and wholly-owned subsidiary of Xtribe PLC (the “Company”), and (iv) certain equityholders of Xtribe PLC set forth on the signature pages hereto (each a “Holder” and collectively, the “Holders”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on the date hereof, (a) WinVest, (b) WinVest Merger Sub I, LLC, a Delaware limited liability company (“Merger Sub I”), (c) WinVest Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”), (d) Xtribe PLC and (e) the Company are entering into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”) pursuant to which (and subject to the terms and conditions set forth therein) (i) the Company will merge with and into Merger Sub I (the “Xtribe Merger”), with the Company continuing as the surviving entity and a wholly owned subsidiary of WinVest (the Company, in its capacity as the surviving company of the Xtribe Merger, is sometimes referred to herein as the “Interim Surviving Company”) and (ii) promptly following the Xtribe Merger, the Interim Surviving Company will merge with and into Merger Sub II (the “Forward Merger”, and together with the Xtribe Merger, the “Mergers”), whereupon the separate existence of the Interim Surviving Company will cease and Merger Sub II will be the surviving entity of the Forward Merger and a direct wholly-owned subsidiary of the Company;

WHEREAS, within forty-five (45) days after the execution date of the Business Combination Agreement (or such later date as may be mutually agreed between the parties) and prior to the Closing, Xtribe PLC will cause the conversion of all convertible securities, conversion rights or other similar rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of any Group Company or obligating any Group Company to issue or sell any shares of capital stock of, or other equity interests in, any Group Company outstanding prior to the Contribution into capital stock of, or other equity interests in, the applicable Group Company and immediately thereafter, pursuant to the terms of a Contribution and Reorganization Agreement (the “Contribution Agreement”); (i) contribute substantially all of its assets (including all the issued and outstanding stock of Xtribe USA Corp.) and certain of its liabilities to the Company in exchange for all of the issued and outstanding membership interests of the Company (the “Contribution”): (ii) immediately following the Contribution, pursuant to the terms of a Membership Interest Purchase Agreement (the “MIPA”), sell one hundred percent (100%) of the membership interests of the Company to the shareholders of Xtribe PLC in proportion to their ownership interests in Xtribe PLC (the “Sale”); and (iii) acting through the Board of Directors (the “Board”) of Xtribe PLC, thereafter apply for a voluntary strike off pursuant to Part 31 of the United Kingdom Companies Act 2006 and take such other commercially reasonable actions to ensure the voluntary strike off is successful and on and subject to the strike off being successful, Xtribe PLC will be dissolved;

WHEREAS, as of the date hereof, each Holder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote the securities (or any securities convertible into or exercisable or exchangeable for such securities) owned by such Holder set forth on the signature page of this Agreement, and which securities the applicable Holder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization (including the interests of the Company received in the Transactions (as defined below)), reorganization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities (the “Securities”);

WHEREAS, the Board of Xtribe PLC has approved of the Mergers, the Contribution and the Sale (collectively, the “Transactions”); and

WHEREAS, as a condition to the willingness of by Xtribe PLC and WinVest to enter into the Business Combination Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by the Holders thereunder, and the expenses and efforts to be undertaken by Xtribe PLC and WinVest to consummate the Business Combination Agreement and the Transactions, Xtribe PLC, WinVest and the Holders desire to enter into this Agreement in order for the Holders to provide certain assurances to Xtribe PLC and WinVest regarding the manner in which the Holders are bound hereunder, in their capacity as equityholders of Xtribe PLC and the Company, to vote the Securities during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of the Transactions. Each Holder unconditionally and irrevocably agrees, with respect to all of the Securities, during the Voting Period, such Holder will:

(a) at each meeting of the equityholders of Xtribe PLC and for the Company, and in each written consent or resolutions of Xtribe PLC or the Company in which such Holder is entitled to vote or consent, be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Securities (A) in favor of: (i) the adoption, approval and execution of the MIPA, (ii) the adoption and approval of the Sale, (iii) the adoption and approval of the Contribution Agreement, (iv) the adoption and approval of the Contribution, (v) the adoption and approval of the Mergers, and (vi) and such other matters as Xtribe PLC (or following the Sale, the Company) and WinVest shall hereafter mutually determine to be necessary or appropriate in order to effect each Holders portion of the Transactions, and (B) to vote the Securities in opposition to any other action or proposal involving WinVest that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Business Combination Agreement or the Transactions not being fulfilled; and

(b) execute and deliver all related documentation and take such other action in support of the Transactions as shall reasonably be requested by Xtribe PLC (or following the Sale, the Company) or WinVest in order to carry out the terms and provisions of this Section 1.

2. Other Covenants.

(a) No Transfers. Other than as expressly permitted under the Business Combination Agreement and the accompanying disclosure schedules attached thereto (the “Company Disclosure Schedules”), each Holder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without the joint written consent of WinVest and Xtribe PLC, (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Securities; (ii) grant any proxies or powers of attorney with respect to any or all of the Securities; (iii) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement or applicable securities Laws), with respect to any or all of the Securities; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting any Holder’s ability to perform its obligations under this Agreement. Each Holder agrees with, and covenants to, Xtribe PLC and WinVest that such Holder shall not request that Xtribe PLC register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Securities during the term of this Agreement without the prior written consent of Xtribe PLC.

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(b) Permitted Transfers. Section 2(a) shall not prohibit a Transfer of Securities by any Holder (i) to any family member or trust for the benefit of any family member, (ii) to any shareholder, member or partner of such Holder, if an entity, (iii) to any Affiliate of such Holder, (iv) to any person or entity if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar applicable Law, (v) as set forth on Schedule 6.01(b) of the Company Disclosure Schedules, or (vi) to any exchange or conversion of Securities, so long as, in the case of the foregoing clauses (i)-(v), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement.

(c) Changes to Securities. In the event of a share dividend or distribution, or any change in the share capital of Xtribe PLC by reason of any share dividend or distribution, share split, recapitalization (including the interests of the Company received in the Transactions), reorganization combination, conversion, exchange of shares or the like, the term “Securities” shall be deemed to refer to and include the Securities as well as all such share dividends and distributions and any securities into which or for which any or all of the Securities may be changed or exchanged or which are received in such Transaction. Each Holder agrees, during the Voting Period, to notify Xtribe PLC and WinVest promptly in writing of any changes in such Holder’s ownership of the Securities.

(d) Compliance with this Agreement. Each Holder agrees that, during the Voting Period, such Holder will not take or agree or commit to take any action that would make any representation and warranty of such Holder contained in this Agreement inaccurate in any material respect, except for transfers as permitted by, and in accordance with, Section 2(b) above.

(e) Registration Statement. During the Voting Period, each Holder agrees to provide to Xtribe PLC, WinVest and their respective Representatives any information regarding such Holder or the Securities that is reasonably requested by Xtribe PLC, WinVest or their respective Representatives for inclusion in a Registration Statement on Form S-4.

(f) Publicity. No Holder shall issue any press release or otherwise make any public statements with respect to the Business Combination Agreement, the Transactions or the transactions contemplated herein without the prior written approval of WinVest and Xtribe PLC, unless such information was already made available publicly by WinVest or Xtribe PLC. Nothing herein shall (a) restrict any Holder’s right to furnish or disclose to its limited partners, members or shareholders, any information with respect to the Transactions or the transactions contemplated herein or (b) grant any Holder any right to disclose information which Holder is prohibited from disclosing pursuant to a non-disclosure agreement. Each Holder understands that, prior to the announcement by WinVest and Xtribe PLC, the Contribution Agreement, the MIPA and related agreements and the terms thereof constitute material non-public information and may not be used or disclosed by such Holder. Each Holder hereby authorizes WinVest and Xtribe PLC to publish and disclose in any announcement or disclosure required by the SEC or Nasdaq (including all documents and schedules filed with the SEC in connection with the foregoing), such Holder’s identity and ownership of the Securities and the nature of such Holder’s commitments and agreements under this Agreement, the Contribution Agreement and the MIPA.

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3. Representations and Warranties of Holder. Each Holder hereby represents and warrants to Xtribe PLC as follows, except to the extent set forth in a schedule delivered by the Holders to Xtribe PLC and WinVest prior to the execution by the Holders of this Agreement:

(a) Binding Agreement. Each Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If any Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by such Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of such Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of each Holder, enforceable against each Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Each Holder understands and acknowledges that Xtribe PLC and WinVest are entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by each Holder.

(b) Ownership of Securities. As of the date hereof, each Holder has beneficial ownership over the type and number of the Securities set forth under such Holder’s name on the signature page hereto, is the lawful owner of such Securities, has the sole power to vote or cause to be voted such Securities, and has good and valid title to such Securities, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws, as in effect on the date hereof. Except for the Securities set forth under each Holder’s name on the signature page hereto, as of the date of this Agreement, no Holder is a beneficial owner or record holder of any other: (i) equity securities of Xtribe PLC, (ii) securities of Xtribe PLC having the right to vote on any matters on which the holders of equity securities of Xtribe PLC may vote or which are convertible into or exchangeable for, at any time, equity securities of Xtribe PLC or (iii) options, warrants or other rights to acquire from Xtribe PLC any equity securities or securities convertible into or exchangeable for equity securities of Xtribe PLC.

(c) No Conflicts. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, if any, no filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by any Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby, which, if required, has not been obtained prior to the date hereof. None of the execution and delivery of this Agreement by any Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of any Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which any Holder is a party or by which any Holder or any of the Securities or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair a Holder’s ability to perform its obligations under this Agreement in any material respect.

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(d) No Inconsistent Agreements. Each Holder hereby covenants and agrees that, except for this Agreement, such Holder (i) has not entered into, nor will such Holder enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Securities inconsistent with such Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Securities and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of such Holder contained herein untrue or incorrect in any material respect or have the effect of preventing such Holder from performing any of its material obligations under this Agreement.

4. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of Xtribe PLC, WinVest or the Holders shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of Xtribe PLC, WinVest and the Holders, (ii) the effective time of the WinVest Merger (following the performance of the obligations of the parties hereunder required to be performed at or prior to the effective time of the WinVest Merger), (iii) the date of termination of the Business Combination Agreement in accordance with its terms, and (iv) at the election of the Holders, any amendment to the Business Combination Agreement or any waiver of any provision of the Business Combination Agreement which amendment or waiver is adverse to any Holder in a manner disproportionate to the other Holders as a whole. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s material breach of, or fraud committed in connection with, this Agreement prior to such termination. Notwithstanding anything to the contrary herein, the provisions of this Section 4(a) shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Except for transfers as permitted by, and in accordance with, Section 2(b) above, this Agreement and all obligations of the Holders are personal to the Holders and may not be assigned, transferred or delegated by any Holder at any time without the prior written consent of Xtribe PLC and WinVest, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the parties hereto irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 4(d).

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(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(E).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to WinVest: WinVest Acquisition Corp. 125 Cambridge Park Drive Cambridge MA 02140 Attention: Manish Jhunjhunwala, CEO Email: ********

with a copy (which will not constitute notice) to:

Haynes and Boone, LLP

2801 N. Harwood St. Suite 2300

Dallas, TX 75201

Attention: Matthew Fry and J. Brent Beckert, Esqs.

Email: matt.fry@haynesboone.com

brent.beckert@haynesboone.com

If to Xtribe PLC to:	with a copy (which will not constitute notice) to:

Xtribe P.L.C.	Cozen O’Connor
37-38 Long Acre	3 WTC, 175 Greenwich Street 55th Floor
London X0 WC2E 9JT	New York, NY 10007
Attention: Enrico Dal Monte, CEO	Attention: Christian Moretti, Esq.
Email: ********	Email: cmoretti@cozen.com

If to Holder, to: the address set forth under Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to [_______], if not the party sending the notice, each of WinVest and Xtribe PLC (and each of their copies for notices hereunder).

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(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only, in the case of an amendment, with the written consent of Xtribe PLC, WinVest and the Holders, or, in the case of a waiver, with the written consent of the party against whom the waiver is to be effective. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Each Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by any Holder, money damages will be inadequate and that Xtribe PLC and WinVest will not have adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by any Holder in accordance with their specific terms or were otherwise breached. Accordingly, Xtribe PLC and WinVest shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by any Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel, if applicable) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Holders, WinVest and Xtribe PLC, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Holders entering into voting agreements with WinVest or Xtribe PLC. Each Holder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in WinVest or Xtribe PLC any direct or indirect ownership or incidence of ownership of or with respect to any Securities. All rights, ownership and economic benefits of each Holder in and relating to the Securities of such Holder shall remain vested in and belong to the applicable Holder, and WinVest shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Xtribe PLC or exercise any power or authority to direct such Holder in the voting or disposition of any of the Securities, except as otherwise provided herein.

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(m) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n) Entire Agreement. This Agreement (together with the Business Combination Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Transaction Agreements. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of WinVest or Xtribe PLC or any of the obligations of any Holder under any other agreement between such Holder and WinVest or Xtribe PLC or any certificate or instrument executed by any Holder in favor of WinVest or Xtribe PLC, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of WinVest or Xtribe PLC or any of the obligations of any Holder under this Agreement.

(o) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(p) Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of WinVest, Xtribe PLC or the Holders under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby provided that such other person does not take or direct or cause the Holder to take any action in contravention of the Holders’ obligations under this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

XTRIBE P.L.C:

XTRIBE P.L.C.
By:
Name:
Title:

THE COMPANY:

XTRIBE GROUP, LLC

By:
Name:
Title:

WINVEST:

WINVEST ACQUISITION CORP.

By:
Name:
Title:

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HOLDER:

[___________________]

By:
Name:
Title:

Number and Type of Securities:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

Holder Signature Page

to Voting and Support Agreement